UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

FEDDERS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FEDDERS CORPORATION
WESTGATE CORPORATE CENTER
505 MARTINSVILLE ROAD
LIBERTY CORNER, NEW JERSEY 07938
(908) 604-8686
December 8, 2005
Dear Fellow Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Fedders Corporation to be held at 10:30 a.m. on Wednesday, December 28, 2005. At the meeting, you will be asked to elect directors and ratify the appointment of independent registered public accountants. It is important that your shares be represented at the meeting, whether or not you are personally able to be present. If your shares are held in the name of your broker or a nominee, they can vote your preferences for you on both proposals.
      THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE, OR INSTRUCT YOUR BROKER OR NOMINEE TO VOTE, FOR APPROVAL OF BOTH PROPOSALS. Please sign, date and return your proxy as soon as possible. If you do attend and wish to vote in person, your proxy can be revoked at your request. Your prompt response in immediately returning the enclosed proxy card will be appreciated. If you prefer, you may cast your vote toll-free by telephone or online over the Internet. Simply follow the instructions contained on the enclosed proxy card.
      If you are not already aware, Fedders has established a vehicle whereby stockholders may consent to view its annual reports and proxy statements online at its website at HTTP://WWW.FEDDERS.COM instead of receiving copies in the mail. If you choose this option next year, you can save Fedders the cost of producing and mailing these documents. Visit Fedders’ website during the upcoming year and learn more about how you can choose between paper documents and electronic access for next year. Once you make the election, it will be in effect every year until you notify Fedders otherwise. Mailing of special notices will not be affected by your election to view proxy statements and annual reports over the Internet.
      Enclosed are the Notice of Meeting, Proxy Statement and proxy card.

Sal Giordano, Jr.
Chairman and Chief Executive Officer

FEDDERS CORPORATION
Liberty Corner, New Jersey 07938

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 28, 2005

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Fedders Corporation (“Fedders”) will be held at its corporate headquarters located in the Westgate Corporate Center at 505 Martinsville Road, Liberty Corner, NJ 07938 on Wednesday, December 28, 2005 at 10:30 a.m. for the following purposes:

1. To elect eleven directors to hold office until the next annual meeting of stockholders and until each such director’s successor shall have been elected and shall have qualified; and

2. To ratify the appointment UHY LLP as Fedders’ independent registered public accounting firm.

By order of the Board of Directors

Kent E. Hansen
Secretary

Dated:	December 8, 2005
Liberty Corner, New Jersey
      IMPORTANT: The Board of Directors invites you to attend the meeting in person, but if you are unable to be personally present, please date, sign and return the enclosed proxy immediately. No postage is required if the proxy is returned in the enclosed envelope and mailed in the United States. If you prefer, you may cast your vote toll-free by telephone or online over the internet. Simply follow the instructions contained on the enclosed proxy card.

FEDDERS CORPORATION
Westgate Corporate Center
505 Martinsville Road
Liberty Corner, New Jersey
07938 (908) 604-8686

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Fedders Corporation (“Fedders”) of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of Fedders to be held on Wednesday, December 28, 2005, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. It is intended that this Proxy Statement and the proxies solicited hereby be mailed to stockholders on December 8, 2005. A stockholder who signs and returns a proxy in the form enclosed with this Proxy Statement has the power to revoke it at any time before it is exercised by giving written notice to the Secretary of Fedders to such effect or by delivering to Fedders an executed proxy bearing a later date. As an added convenience to stockholders, you may cast your vote toll-free by telephone or online over the Internet. Simply follow the instructions contained on the enclosed proxy card. Any stockholder who has given a proxy may still attend the Annual Meeting, revoke his or her proxy, and vote in person.
      Fedders has established a vehicle whereby stockholders may consent to view its annual reports and proxy statements online at its website at http://www.fedders.com instead of receiving copies in the mail. If you choose this option, you can save Fedders the cost of producing and mailing these documents. Visit Fedders’ website during the upcoming year and learn more about how you can choose between paper documents and electronic access for next year. Once you make the election, it will be in effect every year until you notify Fedders otherwise. Mailing of dividends and special notices will not be affected by your election to view proxy statements and annual reports over the Internet.
      Fedders’ Annual Report to Stockholders for the period from January 1, 2004 through December 31, 2004, including financial statements, has previously been sent to stockholders.
      At the Annual Meeting, holders of shares of Fedders’ Common Stock and Class B Stock will be asked to (i) elect eleven current directors to hold office until the next annual meeting of stockholders and until each such director’s successor shall have been elected and qualified; and (ii) ratify the appointment of UHY LLP as Fedders’ independent registered public accounting firm for the fiscal year ending December 31, 2005.
      The close of business on December 5, 2005 has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of such date, 28,295,107 shares of Common Stock and 2,492,401 shares of Class B Stock of Fedders were outstanding and entitled to be voted at the Annual Meeting. The holders of Class B Stock are entitled to ten votes per share in any election of directors if more than 15% of the shares of Common Stock outstanding on the record date are owned beneficially by a person or a group of persons acting in concert, or if a nomination for the Board of Directors is made by a person or a group of persons acting in concert (other than the Board) provided such nomination is not made by one or more of the holders of Class B Stock, acting in concert with each other, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date. The Board of Directors is not presently aware of any circumstance that would give holders of Class B Stock the right to ten votes per share in the election of directors at the Annual Meeting.
      Under the terms of Fedders’ Certificate of Incorporation, approval of each proposal requires the affirmative vote of a majority of the shares of Common Stock and Class B Stock, present or represented by proxy at the meeting, voting together as a single class, provided a quorum is present in person or by proxy.
      The proxies in the accompanying form will be voted as specified, but if no specification is made they will be voted in favor of (i) the election of directors; and (ii) the ratification of the appointment of UHY

LLP as Fedders’ independent registered public accounting firm for the ensuing fiscal year. In the discretion of the proxy holders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting.
      The shares represented by a proxy that is timely returned and marked “Abstain” as to any matter, as well as broker non-votes, will be considered present at the Annual Meeting and will be included in the calculation of those shares needed to constitute a quorum. The shares represented by such proxies, although considered present for quorum purposes, will not be considered a part of the voting power present with respect to any proposal that is abstained from or to which the broker non-vote relates.
      THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU VOTE, OR INSTRUCT YOUR BROKER OR NOMINEE TO VOTE, FOR APPROVAL OF BOTH PROPOSALS. Please sign, date and return your proxy as soon as possible. If you do attend and wish to vote in person, your proxy can be revoked at your request. Your prompt response in immediately returning the enclosed proxy card will be appreciated. If you prefer, you may cast your vote toll-free by telephone or online over the Internet. Simply follow the instructions contained on the enclosed proxy card.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
      The nominees for election as directors are Messrs. Sal Giordano, Jr., William J. Brennan, David C. Chang, Michael L. Ducker, Joseph Giordano, Michael Giordano, Howard S. Modlin, Herbert A. Morey, S. A. Muscarnera, Anthony E. Puleo and Jitendra V. Singh. Set forth opposite the name of each director/nominee are his age, principal occupation for the past five years, the name and principal business of any corporation or other organization in which such employment is carried on and other business directorships held by the nominee or director. Eight of the eleven nominees were elected by the stockholders of Fedders at last year’s annual meeting. Mr. Michael Giordano and Dr. Jitendra V. Singh were appointed by the elected members of the Board of Directors in June 2004 and Mr. Morey was appointed in December 2005. Fedders is not presently aware of any circumstance which would prevent any nominee from fulfilling his duties as a director of Fedders. As part of the Fedders Corporate Governance Guidelines, the Board adopted director independence standards incorporating all of the director independence standards of the New York Stock Exchange. These standards require that a director can be considered independent only if the director does not have, and generally has not had in the most recent three years, any material relationships with Fedders, including any affiliation with Fedders’ independent registered public accounting firm. The Board has reviewed each of the Directors’ relationships with Fedders in light of these standards and has affirmatively determined that all of the Directors, other than Messrs. Sal Giordano, Jr., Joseph Giordano and Michael Giordano, are independent directors.

		Director
Name	Principal Occupation and Age	Since

Sal Giordano, Jr.	Chairman and Chief Executive Officer of Fedders(1)(2); 67	1965
William J. Brennan	Financial Consultant(3); 77	1980
Dr. David C. Chang	Chancellor, Polytechnic University(4); 64	1998
Michael L. Ducker	Executive Vice President, International, Federal Express Corporation(5); 52	2000
Joseph Giordano	Retired(1)(6); 72	1961
Michael Giordano	President of Fedders(1)(7); 41	2004
Howard S. Modlin	President, Weisman Celler Spett & Modlin, P.C.(8); 74	1977
Herbert A. Morey	Retired(9); 64	2005
S. A. Muscarnera	Retired(1)(10); 65	1982
Anthony E. Puleo	President, Puleo International, Inc.(11); 70	1994
Dr. Jitendra V. Singh	Professor, Wharton School — University of Pennsylvania(12); 51	2004

(1)	Mr. Joseph Giordano is the brother, Mr. Michael Giordano is the son and Mr. Muscarnera is the cousin, of Mr. Sal Giordano, Jr.

(2)	Mr. Sal Giordano, Jr. has been associated with Fedders in an executive capacity for more than five years. He is also currently the Chairman of the Executive Committee of the Board.

(3)	Mr. Brennan has been a financial consultant since 1989. He previously served as a director of Fedders from 1980 to 1987, and was again elected a director in 1989. Mr. Brennan is also currently a member of the Audit Committee of the Board.

(4)	Dr. Chang is Chancellor and, previously, the President, for the past five years, of Polytechnic University, located at Six Metrotech Center, Brooklyn, New York 11201. Prior to that, Dr. Chang was Dean of the College of Engineering and Applied Sciences at Arizona State University. Dr. Chang is currently a member of the Compensation, Finance and Nominating and Corporate Governance Committees of the Board. In addition, Dr. Chang serves on the board of AXT, a NASDAQ company, and Time Warner Cable, a wholly owned subsidiary of Time Warner.

(5)	From 1999 to present, Mr. Ducker has been Executive Vice President, International of Federal Express Corporation, located at 3610 Hacks Cross Road, Memphis, Tennessee 38125. Previously, he was President and Division Head, Asia Pacific Region from 1998 and Senior Vice President of that division from 1995. He has been with Federal Express Corporation since 1975. Mr. Ducker is a member of the Audit and Compensation Committees of the Board.
(footnotes continued on next page)

(6)	Mr. Joseph Giordano has been retired for the past five years. He was a Senior Vice President of Fedders until his retirement on August 31, 1992, and President of NYCOR, Inc. until its merger into Fedders on August 13, 1996. Mr. Giordano is currently a member of the Executive and Finance Committees of the Board.

(7)	Mr. Michael Giordano has been associated with Fedders in an executive capacity for more than five years and was appointed to the Fedders Board of Directors in June 2004. He is currently the President of Fedders. Mr. Giordano is a member of the Finance Committee of the Board.

(8)	For the past five years, Mr. Modlin has been the President of the law firm of Weisman Celler Spett & Modlin, P.C., located at 445 Park Avenue, New York, New York 10022. Mr. Modlin is also chairman of the board of directors of General DataComm Industries, Inc. and a director of Trans-Lux Corporation. Mr. Modlin is currently Chairman of the Compensation Committee and a member of the Executive and Audit Committees of the Board.

(9)	Mr. Morey is a retired partner with Ernst & Young LLP, where he served in various capacities from 1962 through 2002. Mr. Morey is a member of the Board of Directors of Emerson Radio Corporation and Chairman of its Audit Committee. He is Chairman of the Audit Committee of the Board.

(10)	Mr. Muscarnera has been retired for the past five years. He was Senior Vice President and Secretary of Fedders prior to his retirement on August 31, 1996. Mr. Muscarnera served in various capacities with Fedders for over 39 years, including human resources and legal. Mr. Muscarnera is currently Chairman of the Finance Committee and a member of the Executive Committee of the Board.

(11)	For the past five years, Mr. Puleo has been the President of Puleo International, Inc. located at 3630 Kennedy Road, South Plainfield, New Jersey 07080. Puleo International, Inc. is an importer of seasonal products. Prior to that, Mr. Puleo was President of Boulderwood Corporation. Mr. Puleo is currently Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee of the Board.

(12)	Dr. Singh was appointed to the Fedders Board of Directors in June 2004. Dr. Singh has been the Saul P. Steinberg Professor, Department of Management, at the Wharton School of the University of Pennsylvania since 2001. Prior to that he was the Vice Dean, International Academic Affairs at the Wharton School. Dr. Singh is currently a member of the Audit and Nominating and Corporate Governance Committees of the Board.
Meetings and Committees of the Board of Directors
      During the fiscal year ended December 31, 2004, the Board of Directors of Fedders held five meetings. All of the present directors attended 80% or more of such meetings and of meetings of committees of which they were members which were held during the fiscal year. Directors who are not employees receive an annual fee of $48,000, payable one-half in cash and one-half in shares of Fedders’ Common Stock.
      The Board has five standing committees. Committee memberships are indicated in the preceding biographical information.
      The Audit Committee consists of five directors, each of whom is “independent” as that term is defined in Sections 303.01 (B) (2) (a) and (3) of the New York Stock Exchange (“NYSE”) listing standards and regulations of the Securities and Exchange Commission (“SEC”), and all members are financially literate as required by the applicable NYSE listing standards. In addition, the Board has determined that Messrs. William J. Brennan and Herbert A. Morey have the financial experience required by the applicable NYSE listing standards and are “audit committee financial experts” as defined by applicable standards of the SEC. The Committee’s primary purpose is to assist the Board in its oversight of: the integrity of Fedders’ financial statements; Fedders’ compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications and independence; the performance of Fedders’ internal audit function and independent registered public accounting firm; and to prepare any required report(s) that must be included in Fedders’ annual proxy statement, in accordance with the rules of the SEC. The Chairman and other members of the Audit Committee receive an annual fee of $10,000 and $5,000, respectively. During the fiscal year ended December 31, 2004, the Audit Committee held three meetings. The Board of Directors has previously adopted a charter for the Audit Committee. A copy of the Audit Committee Charter is available on the Company’s website at http://www.fedders.com. The Audit Committee Charter is also attached to this proxy statement as Appendix A. The Audit Committee will periodically review the Audit Committee Charter in light of new developments in applicable regulations and may make recommendations to the Board of Directors for revision of the Audit Committee Charter to reflect evolving best practices.
      The Compensation Committee consists of four directors. Its purpose is to oversee Fedders’ compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans; and to produce an annual report on executive compensation for inclusion in Fedders’ proxy statement, in accordance with all applicable rules and regulations. The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in the NYSE listing standards. During the fiscal year ended December 31, 2004, the Compensation Committee held two meetings. The Board of Directors has adopted a charter for the Compensation Committee, a copy of which is available on the Fedders website at http://www.fedders.com.
      The Executive Committee consists of four directors and has the authority to act on most matters concerning Fedders during intervals between Board meetings. During the fiscal year ended December 31, 2004, the Executive Committee did not meet.
      The Finance Committee consists of four directors. This Committee reviews Fedders’ financial policies, keeps informed of its operations and financial condition, including requirements for funds, advises the Board concerning sources and disposition of funds, evaluates investment programs and reviews Fedders’ continuing financial arrangements and methods of external financing. The Finance Committee held three meetings during the fiscal year ended December 31, 2004.
      The Nominating and Corporate Governance Committee consists of three directors. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are “independent” as that term is defined in the applicable NYSE listing standards. Its purpose is to recommend to the Board individuals qualified to serve as directors of Fedders and on committees of the Board; to advise the Board with respect to Board composition, procedures and committees; to develop and recommend to the Board a set of corporate governance principles applicable to Fedders; and to oversee the evaluation of the Board and Fedders’ management. Under the terms of the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is free to consider candidates recommended by Fedders’ stockholders, but there is no formal procedure established for the stockholders to submit any such recommendations. The Board of Directors has approved a charter for the Nominating and Corporate Governance Committee and corporate governance principles which were developed and approved by the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter, which includes minimum qualifications that the Committee believes must be met by a nominee recommended by the Committee for a position on the Fedders Board of Directors, is available on the Fedders website at http://www.fedders.com. The Nominating and Corporate Governance Committee will periodically review the Nominating and Corporate Governance Committee Charter in light of new developments in applicable regulations and may make recommendations to the Board of Directors for revision of the Nominating and Corporate Governance Committee Charter to reflect evolving best practices. The Nominating and Corporate Governance Committee held two meetings during the fiscal year ended December 31, 2004.
Non-Management Director Sessions and the Ability of Stockholders to Communicate with Directors; Attendance at Annual Meeting
      The Board holds a non-management director session at the conclusion of each Board meeting. The chairpersons of each standing committee, except the Executive Committee, rotate as presiding director of the non-management director session. Interested parties may communicate with the presiding director or the non-management directors as a group by writing the Corporate Secretary, P.O. Box 813, 505 Martinsville Road, Liberty Corner, NJ 07938. In addition, stockholders are generally afforded access to each member of the Board of Directors through the Corporate Secretary, who can be reached by calling the executive offices at (908) 604-8686 or by writing to the Secretary c/o Fedders Corporation, P.O. Box 813, 505 Martinsville Road, Liberty Corner, New Jersey 07938. The Secretary will see to it that each stockholder communication is relayed to the appropriate Board member(s). It is also Fedders’ policy to require each member of the Board of Directors to attend each annual meeting of stockholders and each director is expected to attend each annual meeting unless excused by the Chairman. At last year’s annual meeting, all directors were present at the meeting.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Beneficial Ownership Table(1)
As of December 1, 2005

	Common Stock			Class B Stock			Total of all Classes

	Beneficially		Percent	Beneficially		Percent	Beneficially	Percent
Name of Beneficial Owner	Owned		of Class	Owned		of Class	Owned	of Class

Directors
Sal Giordano, Jr.	2,355,432	(2)(4)	8.3%	2,488,822	(6)	99.9%	4,844,254	15.8%
William J. Brennan	73,155		*	—		—	73,155	*
Dr. David C. Chang	36,178		*	—		—	36,178	*
Michael L. Ducker	26,270		*	—		—	26,270	*
Joseph Giordano	1,522,389	(2)(5)	5.4%	2,488,822	(6)	99.9%	4,011,211	13.2%
Michael Giordano	226,761		*					*
Howard S. Modlin	692,841	(3)	2.5%	—		—	692,841	2.3%
Herbert A. Morey	10,000		*	—		—	10,000	*
S.A. Muscarnera	176,556		*	—		—	176,556	*
Anthony E. Puleo	72,855		*	—		—	72,855	*
Dr. Jitendra V. Singh	5,661		*				5,661	*
Officers
Michael B. Etter	245,000		*	—		—	245,000	*
Kent E. Hansen	186,165		*	—		—	186,165	*
Robert L. Laurent, Jr.	473,381		1.7%	—		—	473,381	1.7%
All Officers and Directors as a Group	5,461,609		19.4%	2,488,822		99.9%	7,950,431	26.0%

*	Less than 1%

(1)	All amounts shown include shares of which the named individuals have the right to acquire beneficial ownership within 60 days as a result of the transactions described in Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended.

(2)	The amount shown includes 905,042 shares that are held by corporations in which Messrs. Sal Giordano, Jr. and Joseph Giordano are officers, directors and stockholders and share voting and investment power over such shares.

(3)	Includes 674,542 shares owned by members of Mr. Modlin’s family, as to which Mr. Modlin disclaims beneficial ownership.

(4)	Includes 18,119 shares held of record by Mr. Giordano’s wife, 357,574 shares held of record by Mr. Giordano’s wife in trust for their grandchildren, as to which Mr. Giordano disclaims beneficial ownership, and 71,630 shares held by Mr. Giordano as trustee in trust for himself.

(5)	Includes 71,630 shares held by Mr. Giordano as trustee in trust for himself and 192,769 shares held by Mr. Giordano in trust for his grandchildren.

(6)	Shares owned by Giordano Holding Corporation, as to which Messrs. Sal Giordano, Jr. and Joseph Giordano share voting and investment power.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to Fedders related to transactions during the fiscal year ended December 31, 2004, Fedders believes that all reports required by Section 16(a) of the Exchange Act were filed on a timely basis.

PRINCIPAL STOCKHOLDERS OF FEDDERS
      The following table sets forth information at September 1, 2005 with respect to the beneficial ownership of Fedders’ voting securities by all persons known by Fedders to own more than 5% of Fedders’ outstanding voting securities. Unless otherwise indicated, the owners listed have sole voting and investment power.

		Amount
	Name and Address	Beneficially	Percent
Title of Class	of Beneficial Owner	Owned	of Class

Common Stock	Sal Giordano, Jr.(1) c/o Fedders Corporation Liberty Corner, NJ 07938	2,355,432	8.3%
Common Stock	Joseph Giordano(1) c/o Fedders Corporation Liberty Corner, NJ 07938	1,522,389	5.4%
Common Stock	Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580	2,908,625	10.3%
Class B Stock	Sal Giordano, Jr. and Joseph Giordano(1) c/o Fedders Corporation Liberty Corner, NJ 07938	2,488,822	99.9%

(1)	See footnotes 3, 4, 5 and 6 to the previous table for more detailed information with respect to the security ownership of the named individuals.
EXECUTIVE COMPENSATION
      The following information is furnished as to all cash compensation paid by Fedders and its subsidiaries during the Stub period (as defined in footnote (1)) and the fiscal year ended December 31, 2004 to each of the five highest paid executive officers of Fedders whose aggregate direct compensation exceeded $100,000.
Summary Compensation Table

					Long Term
					Compensation

		Annual Compensaton			Awards		Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP
	Fiscal	Salary	Bonus	Compensation(3)	Award(s)	Options/	Payouts	All other
Name and Principal Position	Year(1)	($)	($)(2)	($)	($)	SARs (#)	($)	Compensation(4)

Sal Giordano, Jr.	2004	625,024	-0-	2,393,416	-0-	-0-	333,333	43,312
Chairman and Chief	Stub	208,341	122,514	-0-	855,000	120,000	-0-	2,377
Executive Officer	2003	622,218	367,542	733,632	-0-	-0-	333,333	38,717
	2002	591,345	341,440	573,296	-0-	150,000	333,333	34,903
Michael B. Etter,	2004	300,012	-0-	70,955	-0-	-0-	70,000	89,781
Executive Vice President and	Stub	100,004	61,257	10,020	-0-	130,000	-0-	23,109
President, Fedders Global	2003	300,000	183,771	60,715	-0-	-0-	70,000	70,322
Sourcing Solutions	2002	290,000	128,040	16,066	-0-	100,000	70,000	12,911
Michael Giordano	2004	269,176	-0-	36,960	-0-	-0-	-0-	40,535
President	Stub	76,667	38,286	19,933	-0-	70,000	-0-	33,436
	2003	227,500	114,857	17,148	-0-	-0-	-0-	8,146
	2002	200,000	64,020	12,062	-0-	75,000	-0-	7,730
Kent E. Hansen	2004	220,842	-0-	29,539	-0-	-0-	-0-	32,059
Executive Vice President,	Stub	71,669	26,800	-0-	-0-	80,000	-0-	-0-
Administration and Secretary	2003	214,591	80,400	34,794	-0-	-0-	-0-	31,375
	2002	210,000	64,020	14,655	-0-	75,000	-0-	8,508
Robert L. Laurent , Jr.	2004	270,842	33,993	33,501	-0-	-0-	-0-	30,786
Executive Vice President,	Stub	88,337	61,257	11,887	-0-	60,000	-0-	19,597
Finance and Acquisitions and	2003	264,176	183,771	16,502	-0-	-0-	-0-	13,698
Chief Financial Officer	2002	255,000	170,720	20,271	-0-	75,000	-0-	12,084

(1)	On August 26, 2003, the Board of Directors of Fedders changed Fedders’ fiscal year end from August 31st to December 31st. The period designated as the “Stub” period represents the period from September 1, 2003 through December 31, 2003.

(2)	Bonus payments represent amounts earned for the periods shown but not paid until the following fiscal year.

(3)	Includes tax reimbursement payments and certain fringe benefits.

(4)	Includes Fedders’ contribution to savings and investment retirement plans on the same basis offered to all employees of Fedders and the value of premiums paid for life insurance policies.
Options/ SAR Grants Table
      The following table sets forth information concerning the grant of stock options and/or stock appreciation rights (SARs) during the Stub period to the individual executive officers named in the Summary Compensation Table. There were no grants of stock options or SARs during the fiscal year.
      The table shows the number of options granted to each named executive officer, the number of options granted as a percentage of options granted to all employees during the Stub period, the exercise price of each option, the expiration date for each option, and a presentation of the potential realizable value for each option using the Binomial Model.
Options/ SAR Grants in Stub Period

					Alternative
					to (f) and (g)
					Grant Date
Individual Grants					Value

(a)	(b)	(c)	(d)	(e)	(h)

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options/SARS	Employees	or Base		Grant Date
	Granted (1)	in Fiscal	Price	Expiration	Present
Name	(#)	Year	($/Sh)	Date	Value $(2)

Sal Giordano, Jr.	120,000	15.2%	5.65	10/28/2008	223,200
Michael B. Etter	130,000	16.4%	5.65	10/28/2008	241,800
Michael Giordano	70,000	8.9%	5.65	10/28/2008	130,200
Kent E. Hansen	80,000	10.1%	5.65	10/28/2008	148,800
Robert L. Laurent, Jr.	60,000	7.6%	5.65	10/28/2008	111,600

(1)	All vesting restrictions were removed on December 29, 2004.

(2)	Present value of the grant at the date of grant of $1.86, under Binomial Model.

Aggregated Option/ SAR Exercises and Fiscal Year-End Option/ SAR Value Table
      The following table sets forth the number of shares of Common Stock acquired upon exercise of options and the value realized upon exercise during the Stub period and the number of unexercised options and the value of unexercised in-the-money options at the end of the fiscal year. No options were exercised during the fiscal year.
Aggregated Option/ SAR Exercises in Stub Period
and FY-End Option/ SAR Values

Value of
			Number of		Unexercised
			Unexercised		In-the-Money
			Options at		Options at
			Fy-end (#)		Fy-end ($)
Shares
	Acquired on	Value	Exercisable/		Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable		Unexercisable

Sal Giordano, Jr.	157,500	300,000		E232,500		E67,500
			U	-0-	U	-0-
Michael B. Etter	130,000	331,753		E230,000		E60,000
			U	-0-	U	-0-
Michael Giordano	88,750	180,800		E126,250		E33,750
			U	-0-	U	-0-
Kent E. Hansen	80,000	178,081		E155,000		E45,000
			U	-0-	U	-0-
Robert L. Laurent, Jr.	78,750	107,813		E116,250		E33,750
			U	-0-	U	-0-

(1)	On December 29, 2004, Fedders’ Board of Directors approved the elimination of vesting restrictions on all outstanding stock option grants. The Board’s action was prompted by accounting considerations related to these options.

Compensation Committee Interlocks and Insider Participation
      The Compensation Committee is comprised of four directors, Howard S. Modlin, David C. Chang, Michael L. Ducker and Anthony E. Puleo. None of the members of the Committee was an officer or employee of the Company or had any relationship or was involved in any transaction requiring disclosure under applicable rules and regulations.

Report of the Compensation Committee on Executive Compensation
      The Committee submitted a compensation plan to the Board of Directors for the fiscal year ended December 31, 2004 which was approved by the Board on February 3, 2004. In determining the total compensation package for the chief executive officer and all other executive officers for the fiscal year ended December 31, 2004, the Committee considered several factors including: the performance of Fedders; the individual contribution of each executive officer; the need to attract and retain highly qualified executives necessary to build long-term stockholder value; and the need to link a portion of each executive officer’s long-term capital accumulation to the growth in the market value of Fedders’ stock. Executive compensation was broken down into two major components: (i) cash compensation and (ii) incentive bonus. Sal Giordano, Jr. has an employment contract with Fedders.
      Cash compensation for the fiscal year ended August 31, 2003 is shown on the Summary Compensation Table. For the fiscal year ended December 31, 2004, the Committee recommended and the Board adopted the same bonus plan as the last fiscal year, which applied percentages against consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of Fedders minus $1,000,000 and, with respect to certain officers, against EBITDA of the operations for which they are responsible and certain additional goals. The bonuses under the plan are based heavily upon the performance of Fedders. The amount of the bonuses for the fiscal year ended December 31, 2004 range from 0.19% to 1% of EBITDA. With respect to the individuals named in the Summary Compensation Table, the following percentages of EBITDA or potential bonus amount were designated: Mr. Sal Giordano, Jr., 1%; Mr. Michael B. Etter, 0.5%; Mr. Michael Giordano, 0.5%; Mr. Kent E. Hansen, 0.21875%; and Mr. Robert L. Laurent, Jr., 0.5% or, if higher, 0.5% of the total purchase price (equity plus debt) of all acquisitions completed during the fiscal year. The gross amount of each bonus is reduced if completion of certain key projects deemed critical to Fedders’ success is not achieved. There are 25 such key items, which are known as “critical drivers.” For each critical driver not achieved, 1% is deducted from the gross amount of each bonus.
      The federal income tax law limits the deductibility of certain compensation paid to the Chief Executive Officer and the four other most highly compensated executives (the “covered employees”) in excess of the statutory maximum of $1 million per covered employee. The Committee’s general policy is, where feasible, to structure compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes; however, there may be circumstances where portions of such compensation will not be deductible.

Respectfully submitted,

Compensation Committee
Howard S. Modlin — Chairman
David C. Chang
Michael L. Ducker
Anthony E. Puleo

Employment Contracts
      Mr. Sal Giordano, Jr. has an Employment Agreement with Fedders which was entered into in December 2001 and expires on September 30, 2006. The material provisions of the Agreement include: (1) an annual base salary of at least $591,345, which is reviewable annually and subject to increase; (2) eligibility to receive an annual bonus of not less than 1% of Fedders’ earnings before income taxes, net interest expense, depreciation and amortization in excess of $1 million; (3) a loan, to be repaid in six annual installments following his retirement; and (4) a grant of restricted stock.

Performance Graph
      The following graph provides a comparison of the cumulative total stockholder return on Fedders’ Common Stock with returns on the New York Stock Exchange Composite Index and stocks included in the “Home Appliance” category by The Value Line Investment Survey.
Comparison of Five Year Cumulative Total Return
Among Fedders Corporation,
NYSE Composite Index and Home Appliance Stocks
Assumes $100 Invested on January 1, 2000
Assumes Dividends Reinvested
Fiscal Year Ended December 31, 2004
      The Peer Group Index is made up of the following companies’ securities: Black & Decker Corporation, Fedders Corporation, Maytag Corporation, National Presto Industrial, Toro Co. and Whirlpool Corporation.
PROPOSAL NO. 2 — RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Fedders engaged Deloitte & Touche LLP (“Deloitte”) as its independent auditors as of June 20, 2000. On September 30, 2005, Fedders announced that its engagement of Deloitte as its independent registered public accounting firm had ended. Deloitte informed Fedders on April 14, 2005 that it would not stand for reappointment as Fedders’ independent registered public accounting firm for the year ending December 31, 2005 or for any of the quarterly reporting periods therein. Deloitte continued to be engaged by Fedders after such notification until September 30, 2005 to audit Fedders’ financial statements as of December 31, 2003 and for the transition period from September 1, 2003 through December 31, 2003, and the financial statements as of and for the year ended December 31, 2004, and to audit management’s assessment of the effectiveness of Fedders’ internal control over financial reporting and the effectiveness of Fedders’ internal control over financial reporting as of December 31, 2004.
      The audit reports of Deloitte, which include two explanatory paragraphs for 2004, on the financial statements and financial statement schedule of Fedders as of December 31, 2004 and 2003, for the year ended December 31, 2004, for the transition period from September 1, 2003 through December 31, 2003, and for each of the two fiscal years in the period ended August 31, 2003, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph relating to a change in method of accounting for goodwill and intangible assets discussed in Note 1 to the financial statements. Deloitte disclaimed an opinion on management’s process of evaluating the effectiveness of Fedders’ internal control over financial reporting as of December 31, 2004 and issued an adverse opinion with respect to the operating effectiveness of internal control over financial reporting as of December 31, 2004.
      As of December 31, 2004 and 2003, for the year ended December 31, 2004, for the transition period from September 1, 2003 through December 31, 2003, and for each of the two fiscal years in the period ended August 31, 2003, there were no disagreements between Fedders and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement(s) in connection with its report on the consolidated financial statements for such periods.
      As of December 31, 2004 and 2003, for the year ended December 31, 2004, for the transition period from September 1, 2003 through December 31, 2003, and for each of the two fiscal years in the period ended August 31, 2003, and the subsequent period from January 1, 2005 through September 30, 2005, there were no “reportable events” as that term in defined in Item 304(a)(1)(v) of Regulation S-K other than certain material weaknesses relating to Fedders’ internal control over financial reporting as disclosed in Fedders’ Annual Report on Form 10-K filed on September 30, 2005. Fedders has authorized Deloitte to respond fully to the inquires of the successor independent registered public accounting firm.
      Set forth below are fees previously billed by Deloitte in connection with audit and other services provided to Fedders. The Audit Committee has determined that the provision of non-audit services by Deloitte was compatible with maintaining Deloitte’s independence.
      The Audit Committee engaged UHY LLP on November 22, 2005 to replace Deloitte as its independent registered public accounting firm to audit the consolidated financial statements of Fedders and its subsidiaries for the fiscal year ending December 31, 2005, subject to ratification by Fedders’ stockholders at the Annual Meeting. UHY LLP does not have any direct financial interest in Fedders.

Report of Audit Committee
      For the fiscal year ended December 31, 2004, the Audit Committee was comprised of five independent, non-employee directors, William J. Brennan, Michael L. Ducker, Howard S. Modlin, S. A. Muscarnera and Jitendra V. Singh. The Audit Committee is an arm of the Board of Directors and must diligently fulfill its objectives for the Board while meeting its responsibilities to the stockholders by maintaining a close working relationship with the Board of Directors, executive management, independent registered public accounting firm and Director, Internal Audit. Its primary purpose is to assist the Board of Directors in its oversight of: the integrity of Fedders’ financial statements; Fedders’ compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications and independence; the performance of Fedders’ internal audit function and independent registered public accounting firm; and to prepare any required report(s) that must be included in Fedders’ annual proxy statement, in accordance with the rules of the SEC.
      The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management of Fedders. The Audit Committee has discussed with Fedders’ former independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 (the Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented from time-to-time. The Audit Committee has reviewed the written disclosures and the letter from Fedders’ independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented from time-to-time, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence and, based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in Fedders’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee
William J. Brennan — Chairman
Michael L. Ducker
Howard S. Modlin
S. A. Muscarnera
Jitendra V. Singh
Audit Committee Approval Policies
      (i) The Audit Committee Charter provides that the Audit Committee’s duties and responsibilities include prior approval of all audit engagement fees, as well as significant, non-prohibited, non-audit engagements.
      (ii) The Audit Committee approved the indicated percentage of the fees and services described below: audit fees, 100%; audit-related fees, 100%; tax fees, 100%; and all other fees, 0%. As to “all other fees,” the audit of the 401(k) plan is an annual requirement and the Board of Directors, including the members of the Audit Committee, approved the filing of the indicated forms, which filings required the services of Deloitte & Touche LLP (“D&T”).

Audit Fees
      The aggregate fees billed for professional services rendered by D&T, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively “Deloitte”), for the audit of the Company’s annual financial statements, review of quarterly financial statements and other services normally provided by the accountant in connection with statutory and regulatory filings for the twelve months ended December 31, 2004, four months ended December 31, 2003 and twelve months ended August 31, 2003 were $2,477,607, $431,046 and $612,840 respectively.

Audit-Related Fees
      The amounts billed for assurance and related services rendered by Deloitte which were reasonably related to the performance of the audit and review of Fedders’ financial statements for the twelve months ended December 31, 2004, four months ended December 31, 2003 and twelve months ended August 31, 2003, not reported in the preceding paragraph, were $81,834, $35,000 and $25,462, respectively. These audit-related fees were incurred primarily in connection with due diligence and the audit of the Company’s 401(k) plan.

Tax Fees
      The aggregate fees billed for professional services rendered by Deloitte for tax compliance, tax advice and tax planning for the twelve months ended December 31, 2004, four months ended December 31, 2003 and twelve months ended August 31, 2003 were $123,135, $0 and $9,536, respectively.

All Other Fees
      There were no other professional services rendered by Deloitte for products and services not reported in the preceding paragraphs for the twelve months ended December 31, 2004, four months ended December 31, 2003, and twelve months ended August 31, 2003.

Code of Ethics for Financial Officers
      The Board of Directors of Fedders approved a Code of Business Conduct and Ethics (“Code of Ethics”) on October 22, 2002. The Code of Ethics applies to all employees of Fedders, including the principal executive officer, principal financial officer, principal accounting officer and controller. Each year, every employee of Fedders must sign a statement acknowledging that they have received and read a copy of the Code of Ethics and agree to comply fully with the standards, policies and procedures contained in the Code of Ethics and Fedders’ related policies and procedures. Portions of the Code of Ethics contain the standards of conduct for all financial officers of Fedders. A copy of the Code of Ethics is posted on Fedders’ website at http://www.fedders.com.
STOCKHOLDER PROPOSALS — NEXT ANNUAL MEETING
      If any stockholder desires to submit a proposal for action at the next regular annual meeting, it must be received by Fedders, P.O. Box 813, Liberty Corner, NJ 07938 on or before January 25, 2005.
COST OF SOLICITATION
      The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by Fedders. To the extent necessary in order to assure sufficient representation at the meeting, such solicitation may be made by Fedders’ regular employees. Solicitations will be made by mail and may also be made by telegram, telephone, e-mail and in person.

By order of the Board of Directors

Kent E. Hansen
Secretary

Dated:	December 8, 2005
Liberty Corner, New Jersey

APPENDIX A
FEDDERS CORPORATION
AUDIT COMMITTEE CHARTER
October 22, 2002

I.	Statement of Purpose
      The Audit Committee is an arm of the Board of Directors and must diligently fulfill its objectives for the Board while meeting its responsibilities to the stockholders by maintaining a close working relationship with the Board of Directors, executive management, independent auditors and Vice President, Internal Audit. Its primary purpose is to assist the Board of Directors in its oversight of: the integrity of the Corporation’s financial statements; the Corporation’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Corporation’s internal audit function and independent auditors; and to prepare any required report(s) that must be included in the Corporation’s annual proxy statement, in accordance with the rules of the Securities and Exchange Commission.

II.	Structure and Compensation

•	The Audit Committee shall be comprised of three or more directors appointed by the Board of Directors, one of whom shall be Chairperson, each free from any association with the Corporation that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee and meeting the definition of “independent” contained in the Listing Standards of the New York Stock Exchange or in any other applicable law, rule or regulation.

•	The Board of Directors shall determine the compensation for members of the Audit Committee. A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, Board of Directors, or any other Board committee (1) accept any consulting, advisory or other compensatory fee from the Corporation or (2) be an affiliated person of the Corporation or any subsidiary.

•	The Audit Committee shall include at least one member who is a financial expert, as that term is defined by the Securities and Exchange Commission.

III.	Meetings

•	The Audit Committee shall meet at least four times per year. One meeting shall be held prior to the start of the independent audit to review the audit plan and planned audit scope of the independent auditor. One meeting shall be held upon completion of the year-end audit to discuss the management letter prepared by the independent auditor, at which time a decision should be made by the Audit Committee, regarding the retention of the independent auditors for the ensuing year. Matters considered at these and other meetings will include: approval of the Annual Internal Audit Plan, review of the Internal Audit Activity Reports, review of recent Internal Audit Reports, and presentations by management on key business processes. Additional meetings will be called as required.

•	Except for meetings held separately with management, the independent auditors or the internal auditor, the Chief Executive Officer, Chief Financial Officer, Vice President, Internal Audit and Corporate Controller will be invited to attend meetings of the Audit Committee.

•	As a matter of sound business practice and to provide a record that the Committee has appropriately discharged its responsibilities, minutes will be taken of all Audit Committee meetings.

IV.	Responsibilities and Duties
      The Committee is an agent for the Board of Directors to help ensure the integrity of management, the independence of the Company’s independent auditors, the effectiveness of the internal audit function, and the adequacy of disclosures to stockholders. The Audit Committee’s primary duties and responsibilities are to:

•	Retain, oversee and terminate, if necessary, the Corporation’s independent auditors (subject, if applicable, to shareholder ratification), including prior approval of all audit engagement fees, as well as significant, non-prohibited, non-audit engagements.

•	Obtain and review, at least annually, a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (to assess the auditor’s independence) all relationships between the independent auditor and the Corporation.

•	Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

•	Discuss policies with respect to risk assessment and risk management.

•	Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

•	Review with the independent auditor any audit problems or difficulties and management’s response.

•	Establish clear hiring policies for employees or former employees of the independent auditors.

•	Report regularly to the Board of Directors.

•	Review and appraise the audit practices of the Corporation’s internal audit department.

•	Establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

•	In conjunction with the Board of Directors and executive management, review and update this Charter as conditions dictate.

•	Review and act upon the regular reports prepared by the internal audit department and management’s response.

•	Periodically consult with the independent auditors about internal controls and the fullness and accuracy of the Corporation’s financial statements.

•	Consider such other matters in relation to the financial affairs of the Corporation and its accounts, and in relation to internal and external auditors of the Corporation as the Audit Committee may deem advisable.
      The Audit Committee must distinguish its oversight responsibility from any involvement in the day-to-day management of the Corporation and the conduct of the audit. The Committee must not be considered an adversary of management; rather, it is part of the Corporation’s governance and oversight process.

      The most important key to success for an Audit Committee is effective communication between the Committee, executive management, the Board of Directors, independent public accountants and the Vice President, Internal Audit.

V.	Annual Performance Evaluation
      The Committee shall review (i) major issues regarding accounting principles and financial statement presentations, (ii) analyses prepared by management and/or the independent auditor setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements, and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

VI.	Internal Audit Function
      The Committee shall review the Internal Audit function responsible for reviewing and monitoring administrative controls in the accounting, financial and operating functions of the Corporation, and shall make recommendations for improvements to the quality of the overall internal control system. The Internal Audit function shall operate with maximum objectivity and have direct and unrestricted access to the Committee. The Vice President, Internal Audit shall report directly to the Audit Committee Chairperson and have dotted-line reporting responsibility to the Chief Financial Officer of the Corporation.

VII.	Reporting
      At the Board of Directors meeting next following each Audit Committee meeting, the Committee Chairperson shall make a report to the Board of Directors.

Directions to
Fedders Corporate Headquarters
505 Martinsville Road
Westgate Corporate Center
Liberty Corner, NJ 07938
(908) 604-8686
      The Westgate Corporate Center is located directly South of Interstate 78 at Exit 33. Newark International Airport is less than 35 minutes away and New York City is within an hour’s commute. The Bernardsville and Lyons railroad stations are conveniently located approximately seven minutes from the Fedders corporate headquarters.

ANNUAL MEETING OF STOCKHOLDERS OF
FEDDERS CORPORATION
December 28, 2005
COMMON STOCK
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê   Please detach along perforated line and mail in the envelope provided.  ê

■ 21130000000000000000 9	122805

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors for a term of one year.				2. Ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡ Sal Giordano, Jr. ¡ William J. Brennan
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Dr. David C. Chang ¡ Michael L. Ducker ¡ Joseph Giordano
☐	FOR ALL EXCEPT (See instruction below)	¡ Michael Giordano ¡ Howard S. Modlin
¡ Herbert A. Morey ¡ S.A. Muscarmera ¡ Anthony E. Puleo ¡ Dr. Jitendra V. Singh

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

PROXY
FEDDERS CORPORATION
ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 28, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of FEDDERS CORPORATION (the “Company”) hereby constitutes and appoints SAL GIORDANO, JR. and KENT E. HANSEN, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of Stockholders of the Company, to be held at its corporate headquarters located in the Westgate Corporate Center at 505 Martinsville Road, Liberty Corner, NJ 07938, on December 28, 2005 at 10:30 a.m. and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if personally present, on the items as set forth on the reverse side of this proxy and in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends a vote in favor of all Proposals.
Either of said attorneys and proxies, or their substitutes, at said meeting or any adjournment thereof may exercise all of the power hereby given. Any proxy to vote any of the shares with respect to which the undersigned is, or would be entitled to vote, heretofore given to any persons, other than the persons named above, is hereby revoked.
IN WITNESS WHEREOF, THE UNDERSIGNED HAS SIGNED THIS PROXY AND HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE OF SAID MEETING AND PROXY STATEMENT IN REFERENCE THERETO BOTH DATED DECEMBER 8, 2005.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)	SEE REVERSE SIDE
14475

ANNUAL MEETING OF STOCKHOLDERS OF
FEDDERS CORPORATION
December 28, 2005
CLASS B STOCK
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê   Please detach along perforated line and mail in the envelope provided.  ê

■ 21130000000000000000 9	122805

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors for a term of one year.				2. Ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡ Sal Giordano, Jr. ¡ William J. Brennan
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Dr. David C. Chang ¡ Michael L. Ducker ¡ Joseph Giordano
☐	FOR ALL EXCEPT (See instruction below)	¡ Michael Giordano ¡ Howard S. Modlin
¡ Herbert A. Morey ¡ S.A. Muscarmera ¡ Anthony E. Puleo ¡ Dr. Jitendra V. Singh

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

PROXY
FEDDERS CORPORATION
ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 28, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of FEDDERS CORPORATION (the “Company”) hereby constitutes and appoints SAL GIORDANO, JR. and KENT E. HANSEN, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of Stockholders of the Company, to be held at its corporate headquarters located in the Westgate Corporate Center at 505 Martinsville Road, Liberty Corner, NJ 07938, on December 28, 2005 at 10:30 a.m. and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if personally present, on the items as set forth on the reverse side of this proxy and in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends a vote in favor of all Proposals.
Either of said attorneys and proxies, or their substitutes, at said meeting or any adjournment thereof may exercise all of the power hereby given. Any proxy to vote any of the shares with respect to which the undersigned is, or would be entitled to vote, heretofore given to any persons, other than the persons named above, is hereby revoked.
IN WITNESS WHEREOF, THE UNDERSIGNED HAS SIGNED THIS PROXY AND HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE OF SAID MEETING AND PROXY STATEMENT IN REFERENCE THERETO BOTH DATED DECEMBER 8, 2005.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)	SEE REVERSE SIDE
14475